SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement            / / Confidential, for use of the
                                               Commission only (as permitted
                                               By Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12


                            WACHOVIA CORPORATION
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              (Name of Registrant As Specified In Its Charter)


                            SUNTRUST BANKS, INC.
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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5)       Total fee paid:

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/ /      Fee paid previously with preliminary materials.

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/ /      Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)       Amount previously paid:

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2)       Form, Schedule or Registration Statement No.

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3)       Filing party:

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4)       Date filed:

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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust Banks, Inc. and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger;
(5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The following is a letter that may be sent by SunTrust Banks, Inc. to certain shareholders of Wachovia Corporation from time to time in connection with SunTrust's solicitation of shareholders of Wachovia.

                     [SunTrust Banks, Inc. letterhead]

Dear [      ]:

As the August 3rd Wachovia shareholders meeting approaches, both SunTrust and First Union are turning up the volume regarding our competing proposals. But above all the noise, SunTrust believes one issue deserves special attention and consideration: your Wachovia dividend.

As you know, FIRST UNION RECENTLY CUT ITS DIVIDEND IN HALF, just weeks after CEO Ken Thompson stated: "We've got plenty of capacity to generate all of the capital we need in this company. At the end of the day, we didn't need to cut the dividend."

But cut they did. And now, First Union has patched together a confusing proposal that forces you to decide how you want your dividend configured and to wait for First Union's common dividend to increase 25% before you realize any real growth. That's not just our view. Take a moment to review the attached excerpts from Wachovia's proxy statement. These disclosures likely will leave you concerned - or simply confused.

By comparison, SUNTRUST'S DIVIDEND HAS GROWN EVERY YEAR since the company was founded. Our proposal for Wachovia shareholders: a simpler - and better
- dividend that doesn't require you to evaluate formulas or make irreversible decisions about how its calculated.

Beyond the dividend difference, we believe that SunTrust offers a stronger currency, with better long-term shareholder returns and a better record of earnings growth. This is all spelled out in our proxy materials which, if you have not already done so, you may wish to review.

If you have questions or would like to discuss our proposal in more detail, please contact me at <<PHONE NUMBER>>. Thank you for considering SunTrust.

Sincerely,



P.S. Don't forget to sign, date and return your BLUE proxy card immediately to vote "AGAINST" the First Union merger.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).


EXCERPTS FROM THE FIRST UNION/WACHOVIA JOINT PROXY STATEMENT-PROSPECTUS

Page 27

THE DEPS HAVE NO TRADING HISTORY, THERE IS CURRENTLY NO MARKET FOR DEPS AND THERE MAY ONLY BE A LIMITED MARKET FOR DEPS AFTER THE MERGER IS COMPLETED.

         There is currently no trading market for the DEPs, and we do not believe that a "when-issued" trading market will develop before we complete the merger. We do not know whether the DEPs will be actively traded or at what prices they will trade. Although we have agreed to use reasonable efforts to have the DEPs listed on a securities, futures or options exchange or quoted on a dealer quotation system, we cannot be sure that the DEPs will qualify for listing, trading, or quotation on any exchange or dealer quotation system. If we do list the DEPs on an exchange, it may not be a national exchange, or there may not be an orderly or developed market for the shares. Therefore, it may be more difficult to dispose of your DEPs if you decide to do so. In addition, prices for the DEPs will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for DEPs, our financial condition and results of operations, investors' perceptions about us, our dividends and our industry, and changes in economic and market conditions generally and in the banking and financial services industry in particular.

Pages 115-117

DIVIDEND EQUALIZATION PREFERRED SHARES (DEPS)

         The combined company will also be authorized to issue up to 500,000,000 DEPs, no par value. The board of directors of the combined company will be authorized to issue the DEPs solely as consideration to former holders of Wachovia common stock in the merger.

         Election. In connection with the merger, Wachovia shareholders will have the right to choose either (1) a one-time cash payment of $0.48 per Wachovia common share or (2) two DEPs per Wachovia common share. If you are a Wachovia shareholder and do not indicate a choice on the election form that will be mailed to you by the combined company within 90 days after the completion of the merger, you will receive the $0.48 per Wachovia common share cash payment.

         Ranking Upon Dividend Declaration and Upon Liquidation or Dissolution. With regard to the receipt of dividends, the DEPs will rank junior to any class or series of preferred stock established by the combined company's board of directors after the completion of the merger and will rank equally with the common stock of the combined company. With regard to distributions upon liquidation or dissolution of the combined company, the DEPs will rank junior to any class or series of preferred stock established by the combined company's board of directors after completion of the merger and will rank senior to the common stock for the $0.01 liquidation preference described below.

         Cancellation. DEPs that are redeemed, purchased or otherwise acquired by the combined company or any of its subsidiaries will be cancelled and may not be reissued.

         Dividends. Subject to the rights of holders of any preferred stock outstanding, holders of DEPs will be entitled to receive dividends or distributions on DEPs that the board of directors of the combined company declares out of funds legally available for these payments, on the date in each fiscal quarter that regular quarterly dividends are payable on the common stock, and if no common stock dividend is paid in a quarter, the dividend on the DEPs for that quarter will be paid on the last day of the third month of that quarter. The payment of distributions by the combined company will be subject to the restrictions of North Carolina law applicable to the declaration of distributions by a corporation. Under North Carolina law, a corporation may not make a distribution if as a result of the distribution the company would not be able to pay its debts, or its assets would not exceed its liabilities plus the amount needed to satisfy any preferential rights preferred shareholders would have if the company were to be dissolved at the time of the distribution.

         If the amount payable in cash as a dividend per share of the combined company's common stock in a particular fiscal quarter is less than $0.30, then the holder of one DEP will be entitled to receive the difference between the amount payable per common share and $0.30. No amount of dividend will be paid on any DEPs in any particular quarter if the regular dividend declared on a share of the combined company's common stock is greater than or equal to $0.30. The DEPs will be entitled to cumulative dividends, so that the failure of the board to declare a dividend in any quarter will result in that dividend's accrual. However, a failure to pay dividends on the DEPs will not prevent the combined company from paying future dividends on the common stock. No interest will be payable in respect of accrued but unpaid dividends.

         Commencement of Dividend Rights. The dividend rights of the DEPs will begin on the first regular quarterly dividend record date to occur after the merger is completed.

         Expiration of Dividend Rights. The dividend rights of the DEPs will expire immediately after the date upon which a regular quarterly dividend on the combined company's common stock was paid if the amount paid per share for that quarter plus the total amount of regular quarterly dividends paid per share on the combined company's common stock for the three quarters immediately preceding that date is equal to or greater than $1.20, and all accrued dividends have been paid in full. After that date, holders of DEPs will not be entitled to any dividends on those shares, regardless of whether any DEPs remain outstanding.

         Assets Upon Dissolution. In the event of liquidation, holders of DEPs will be entitled to receive, before any distribution is made to the holders of common stock or any other junior stock, but after any distribution to any class or series of preferred stock established by the combined company's board of directors after completion of the merger, an amount equal to $0.01 per DEP, together with any accrued and unpaid dividends. The holders of DEPs will have no other right or claim to any of the remaining assets of the combined company.

         Redemption, Conversion and Exchange. The DEPs will not be convertible or exchangeable. The DEPs may be redeemed, at the combined company's option and with 30 to 60 days prior notice, after December 31, 2021, for an amount equal to $0.01 per DEP, together with any accrued and unpaid dividends.

         Voting Rights. Holders of DEPs will not have voting rights, except those required by applicable law or the rules of a securities exchange or quotation system on which the DEPs may be listed or quoted.